Exhibit E.1

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

Lima, March 14, 2007

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

as Joint Dealer Managers under the

Dealer Manager Agreement referred to below

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 11(f) of the Dealer Manager Agreement dated as of February 15, 2007 (the “Dealer Manager Agreement”) among the Republic of Peru (the “Republic”) and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as the Joint Dealer Managers named in the Dealer Manager Agreement, relating to the Republic’s offer to holders of the outstanding bonds identified in the Prospectus Supplement (collectively, the “Bonds”) of the Republic to exchange the Bonds for new bonds identified in the Prospectus Supplement (collectively, the “New Bonds”) and tender certain Bonds for cash. The New Bonds will be issued pursuant to a Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1, dated November 21, 2003, and Amendment No. 2, dated October 14, 2004, (the “Fiscal Agency Agreement”), between the Republic and JPMorgan Chase Bank, N.A., currently The Bank of New York, (the “Fiscal Agent”). The Dealer Manager Agreement and the Fiscal Agency Agreement (together, the “Agreements”) and the New Bonds are more fully described in the Registration Statement and Invitation Materials prepared by the Republic in connection with the Invitation. Unless otherwise defined herein, terms in the Dealer Manager Agreement are used herein as therein defined.

In connection with the opinions set forth below, I have reviewed the following documents:

(a)	the Dealer Manager Agreement;

(b)	the Registration Statement;

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

(c)	the Invitation Materials;

(d)	the Fiscal Agency Agreement;

(e)	a form of certificate evidencing the New Bonds;

(f)	the Political Constitution of the Republic; and

(g)	the documents delivered to you by the Republic on the date hereof pursuant to the Dealer Manager Agreement.

In addition, I have received the originals or copies certified or otherwise certified to my satisfaction of all such other documents, agreements and instruments and such treaties, laws, rules, decrees and certificates of public officials and representatives of the Republic as I have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering the opinions set forth in this letter I have assured the authenticity of all documents submitted to me as originals and the conformity of originals of all documents submitted to me as copies. In addition, I have assumed, and have not independently verified, that all signatures on all such agreements and comments are genuine (other than signatures of officials of the Republic) and the accuracy as to factual matters of each document I have reviewed.

Based upon the foregoing, I am of the opinion that:

1. The Republic has full power and authority to execute and deliver the Dealer Manager Agreement and all other documents and instruments to be executed and delivered by the Republic thereunder and under the Fiscal Agency Agreement, to assume the obligations to be assumed by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue the New Bonds, acquire Bonds for cash, and to perform the terms thereof and to exchange Bonds for New Bonds, subject to the conditions set forth in the Invitation Materials; and, assuming that the Dealer Manager Agreement and the New Bonds constitute legally binding agreements under the laws of the State of New York, the Dealer Manager Agreement constitutes, and upon due execution, authentication, issuance and delivery, the New Bonds will, and the Fiscal Agency Agreement does, constitute, legal, valid and binding obligations of the Republic in accordance with their respective terms.

2. The execution, delivery and performance of the Dealer Manager Agreement, the issuance, offer and delivery of the New Bonds and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) and

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

the exchange of Bonds for New Bonds and the acquisition of Bonds for cash do not and will not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound, (iii) result in the creation of any lien or encumbrance upon such properties or assets or (iv) cause a default to arise or a moratorium in respect of any obligations of the Republic or any Governmental Agency to be effected.

3. Except as otherwise described in the Invitation Materials and for those that have been previously obtained, no consent, approval, authorization, order, registration or qualification of or with any Peruvian court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Dealer Manager Agreement, or for the issue, exchange, delivery and performance of the New Bonds as contemplated herein and in the Registration Statement and the Invitation Materials, or for the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements against the Republic; and Mrs. Betty Sotelo Bazán has been duly appointed as Authorized Representative of the Republic in connection with the Dealer Manager Agreement, the New Bonds and the documents related thereto.

4. Under the laws of Peru, neither Peru nor any of its property, except for (i) property used by a diplomatic or consular mission of Peru; (ii) property of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru’s accounts held in the Peruvian financial system that constitute public domain property, has any immunity from jurisdiction of any court or from set-off or from execution, attachment or any other legal process.

5. The waivers of immunity by Peru contained in the Dealer Manager Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement and the New Bonds, the appointment of the process agent in the Dealer Manager Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement and the New Bonds, the consent by Peru to the jurisdiction of the courts specified in the Dealer Manager Agreement, the Exchange Agency

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

Agreement, the Fiscal Agency Agreement, and the terms and conditions of the New Bonds and the provision that the laws of the State of New York govern the Dealer Manager Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement and the New Bonds, are irrevocably binding on Peru.

6. The Dealer Manager Agreement, the Exchange Agency Agreement and the Fiscal Agency Agreement are, and upon authentication by the Fiscal Agent, the New Bonds will be, in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

7. Any judgment issued by a New York court under the Dealer Manager Agreement, the Exchange Agency Agreement, the Fiscal Agency Agreement, or the New Bonds will be recognized as legally binding and may be enforced or executed in the Republic against the Republic without the local court reopening the case; provided that the following requirements are met: (i) the judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts (such as matters involving Peruvian real estate property); (ii) such court had jurisdiction under its own conflicts of law rules and under general principles of international procedural jurisdiction; (iii) the defendant was served in accordance with the laws of the place where the proceeding took place, was granted reasonable opportunity to appear before such foreign court, and was guaranteed due process rights; (iv) the judgment has the status of res judicata as defined in the jurisdiction of the court rendering such judgment; (v) there is no pending litigation in the Republic between the same parties for the same dispute, which shall have been initiated before the commencement of the proceeding that concluded with the foreign judgment; (vi) the judgment is not incompatible with another judgment that fulfills the requirements of recognition and enforceability established by Peruvian law and such foreign judgment was rendered first; (vii) the judgment is not contrary to public order or good morals; and (viii) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits thereof. Notwithstanding the above, the execution by Peruvian courts of any judgment ordering payment of any principal or interest arising from the New Bonds by the Republic will be subject to availability of funds according to the statute passed by the Peruvian Congress setting forth the budget corresponding to the fiscal year on which such payment is to be due.

8. As of the date of this opinion, there is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Dealer Manager Agreement (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity,

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

enforceability or admissibility into evidence (except for translation, court fees and taxes incurred in connection with enforcement proceedings).

9. The New Bonds (assuming they are issued substantially in the form of bonds of the same series that were initially issued), when duly executed, authenticated, issued and delivered pursuant to the Invitation and the Fiscal Agency Agreement, will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to the New Bonds and the performance of the covenants therein contained; the New Bonds will rank pari passu in priority of payment and in all other respects with all other External Indebtedness (as defined in Base Prospectus under “Description of the Securities”) of the Republic.

10. When issued, the New Bonds (assuming they are issued substantially in the form of bonds of the same series that were initially issued) and all payments thereon will be made without deduction and free from any and all stamp or issuance or transfer taxes and no income, capital gains or withholding taxes or other charges of whatsoever nature of the Republic, except to the extent that such New Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such New Bonds or receiving payments thereon.

11. It is not necessary under the laws of the Republic that the Joint Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of the Dealer Manager Agreement, and the Joint Dealer Manager will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Dealer Manager Agreement.

12. The Registration Statement and the Final Prospectus and their filing with the Securities and Exchange Commission have been duly authorized by and on behalf of the Republic, and the Registration Statement has been duly executed by and on behalf of the Republic. Mrs. Betty Sotelo Bazán and Mr. Helí Pelaez Castro have been duly appointed as the Authorized Representatives of the Republic in connection with the Registration Statement.

13. The statements under the captions “The Republic of Peru”, “The Economy”, “Balance of Payments and Foreign Trade”, “The Monetary System”, “Public Sector Finances”, “Public Sector Debt”, “Description of the Securities” and “Taxation” in the Base Prospectus and under the captions “Recent Developments”, “Description of the Reopened Bonds and the 2037 Bonds” and “Taxation” in the Prospectus Supplement insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

14. Based upon due inquiry of officials of the Republic involved in the preparation of the Registration Statement and the Invitation Materials, nothing has come to my attention that would caused me to believe that the Registration Statement and the Invitation Materials (except for financial information and other financial data contained or incorporated therein, as to which I express no belief), did not, as of the dates thereof, and do not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such dates, not misleading.

15. The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement and the Invitation Materials.

16. The execution and delivery of the Dealer Manager Agreement, the New Bonds and all other documents to be executed and delivered by the Republic thereunder, the incurrence of obligations therein set forth, the consummation of the transactions therein contemplated and the issuance and delivery of the New Bonds do not, and will not, result in the exercise of, or give rise to a right to exercise, any put, call or other option which, if exercised, might result in a material adverse change in the financial condition of the Republic and there are no puts, calls or other options to which the Republic is subject which if exercised would result in such a change.

17. Under the laws of the Republic, the Republic has (i) validly and irrevocably submitted to the jurisdiction of any New York State court or the United States District Court for the Southern District of New York in any action arising out of or based on the Dealer Manager Agreement; (ii) validly and irrevocably submitted to the jurisdiction of any New York State or federal court located in New York City, State of New York, in any action arising out of or based on the Fiscal Agency Agreement; (iii) validly and irrevocably waived any objection to the venue of any such action in any such court; and (iv) validly appointed CT Corporation, presently located at 111 Eighth Avenue, 13th floor, New York, New York, as its authorized agent for the purpose described therein; service of process effected in the manner set forth in the Dealer Manager Agreement or the Fiscal Agency Agreement, as applicable, will be effective to confer valid personal jurisdiction over the Republic in any such action; and the waiver by the Republic under the Dealer Manager Agreement or the Fiscal Agency Agreement, as applicable, of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity) is legal, valid and binding under the laws of the Republic.

The opinions set forth above are subject in all respects to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

“ DECENIO DE LAS PERSONAS CON DISCAPACIDAD EN EL PERU”

“AÑO DEL DEBER CIUDADANO”

MINISTERIO DE ECONOMIA Y FINANZAS

Oficina General de Asesoría Jurídica

The opinions expressed herein are limited to questions arising under the laws of the Republic in effect as of the date hereof. This opinion letter is furnished to you in your capacity as Joint Dealer Managers under the Dealer Manager Agreement, and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Manuel Velarde
Manuel Velarde
General Counsel to the Ministry of
Economy and Finance of the
Republic of Peru